EXHIBIT 10.2

THIRD AMENDMENT TO THE 2015 BRIDGE LOAN AGREEMENT

THIS THIRD AMENDMENT TO BRIDGE LOAN AGREEMENT DATED MARCH 4, 2015 (this “Agreement”) is dated as of November 3, 2017, by and between SolarWindow Technologies, Inc. (“Borrower”), a Nevada corporation and Kalen Capital Holdings, LLC (“Creditor”) a Delaware limited liability corporation and a wholly owned subsidiary of Kalen Capital Corporation (“KCC”), a corporation organized under the laws of the Province of Alberta, Canada.

WHEREAS, Borrower entered into a Bridge Loan Agreement dated as of March 4, 2015, as amended by (i) the Amendment to Bridge Loan Agreement dated as of December 7, 2016 and (collectively, the “Loan Agreement”) with 1420468 Alberta Ltd. (“1420468 Alberta”), pursuant to which 1420468 Alberta provided Borrower with a loan in the principal amount of $600,000, with a maturity date of December 31, 2016 which date was subsequently extended to December 31, 2017 and which loan was evidence by delivery of a promissory note by the Company to 1420468 Alberta (the “Promissory Note”);

WHEREAS, on or about December 31, 2015, 1420468 Alberta was amalgamated into KCC, with KCC being the surviving legal entity and the holder of the Promissory Note, which it assigned to Creditor;

WHEREAS, Borrower and Creditor desire to (i) extend the maturity date of the Promissory Note from December 31, 2017 to December 31, 2019;and (ii) increase the interest rate payable on the outstanding principal balance of, and accrued and unpaid interest under, the Promissory Note, effective as of the date hereof, from 7% to 10.5%; and

WHEREAS, as additional consideration for Creditor agreeing to extend the maturity date of the Promissory Note Loan to December 31, 2019, Borrower hereby agrees to extend the termination date of all of Creditor's existing warrants to purchase equity securities of the Borrower, to the later of: (i) the current termination date of each of the respective warrants, or (ii) December 31, 2022; and

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized but undefined terms used herein shall have the mean set forth in the Loan Agreement.

2. Extension of Maturity Date. Borrower and Creditor hereby agree to extend the Maturity Date for payment of the Principal Amount and all interest due thereon to December 31, 2019 and all references in the Loan Agreement to Maturity Date shall mean December 31, 2019.

3. Increase in Interest Rate. Borrower and Creditor hereby agree that commencing on and as of November 3, 2017 the interest rate payable on the outstanding balance of, and on the accrued and unpaid interest under, the Promissory Note will be nine percent (9%). The Borrower will deliver an amendment to the Promissory Note substantially in the form of Exhibit A hereto.

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4. Extension of Warrant Expiration Date.

(a) Borrower hereby agrees, effective as of the date hereof, without any further action or acts required of the Creditor, to extend the termination date of all of Creditor's existing warrants as of the date hereof, including, but not limited to the warrants listed on Exhibit B hereto, to the later of: (i) the current termination date of the respective warrant, or (ii) December 31, 2022 (the “Extended Termination Date”).

(b) If requested by Creditor, Borrower shall exchange any current warrant for a new warrant evidencing the Extended Termination Date. Notwithstanding the foregoing, Creditor shall not be obligated to exchange any warrant and Borrower hereby agrees to amend its warrant registry to reflect the Extended Termination Date.

5. No Other Changes. Other than as specifically set forth herein, the Loan Agreement remains in full force and effect.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original and all of which together shall constitute a single agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of November 3, 2017.

SolarWindow Technologies, Inc.

By:	/s/ John A. Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

Kalen Capital Holdings, LLC

By:	/s/ Harmel S. Rayat
Name:	Harmel S. Rayat
Title:	President

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EXHIBIT A

TO THE

THIRD AMENDMENT TO THE 2015 BRIDGE LOAN AGREEMENT

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AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE (this “Amendment”) dated March 4, 2015 and as amended on December 31, 2015 and January 5, 2017 (collectively, the “Note”) , by SolarWindow Technologies, Inc. a Nevada corporation having its principal place of business at 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044 (“Maker”) on behalf of Kalen Capital Corporation, an Alberta, Canada corporation having its principal place of business at The Kalen Capital Building, 7th Floor, 688 West Hastings St., Vancouver, BC V6B 1P1 (“Payee”).

WHEREAS, Maker and Payee desire to (i) extend the maturity date of the Promissory Note to December 31, 2019 (the “Maturity Date”) and (ii) to increase the interest payable under the Promissory Note from 7% to 10.5% per annum.

NOW, THEREFORE, FOR AND VALUABLE CONSIDERATION, the receipt and sufficiency is hereby acknowledged, Maker hereby agrees as follows:

1. Maturity Date. The entire outstanding balance of the principal of and accrued and unpaid interest under the Promissory Note, will be due and payable in full on December 31, 2019 (the “Maturity Date”).

2. Interest Accrual. Notwithstanding the date of this Amendment, interest shall continue to accrue on the outstanding principal balance and accrued and on paid interest thereon as of November 3, 2017 of issuance through the Maturity Date at the rate of ten and one-half percent (10.5%) per annum.

3. Miscellaneous. This Amendment fully and completely expresses the agreement of the parties with respect to the Promissory Note and shall not be modified or amended except by written agreement executed by each of the parties hereto. Except as amended and/or modified by this Amendment, the Promissory Note is hereby ratified and confirmed and all other terms of the Promissory Note shall remain in full force and effect, unaltered and unchanged by this Amendment. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Promissory Note are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note as of November 3, 2017.

SolarWindow Technologies, Inc.

By:	/s/ John A. Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

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Exhibit B

TO THE

THIRD AMENDMENT TO THE 2015 BRIDGE LOAN AGREEMENT

Creditor’s Warrants as of November 3, 2017

246,000 Series M Warrants having an initial exercise price of $2.34;

767,000 Series N Warrant having an initial exercise price of $3.38;

213,500 Series P Warrants having an initial exercise price of $3.70;

468,750 Series R Warrants having an initial exercise price of $4.00; and

300,000 Series S-A Warrants having an initial exercise price of $2.53

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